Exhibit 99.1

August 21, 2007

Dear Shareholder:

We are pleased to announce that on August 13, 2007 your Board of Directors voted unanimously to enter into a merger agreement with Camden National Corporation. The strategic business combination of Union Bankshares and Camden is expected to close by the end of 2007 or in early 2008, subject to shareholder and regulatory approval. Attached is a press release with details of the transaction.

Under the terms of the definitive agreement, Union Bankshares shareholders will have the right, subject to pro-ration, to elect to receive $68.00 in cash or 1.9106 shares of Camden’s common stock for each share of Union Bankshares stock. Elections are subject to allocations procedures that are intended to ensure that, after pro-ration, total consideration will be 40% cash and 60% Camden common stock. The $68.00 purchase price for each share of Union Bankshares represents a 33.3% premium over the closing price of its shares on August 13, 2007. The receipt of Camden common stock by Union Bankshares shareholders is expected to be a tax-free exchange.

We wanted to share this exciting news with you and let you know that it presents great opportunities for all of us at Union Bankshares. The combined organization will be the largest Maine-based independent community banking organization, with over $2.3 billion in assets. Given the economies of scale that we believe can be realized by operating from a larger base and the added resources we can bring to bear, we expect to build a stronger market presence and enhance our already strong ability to offer a first class customer experience. Camden National has an excellent track record as a high-performing community bank with a strong balance sheet and excellent financial performance and shareholder returns.

Our customer base will also benefit from a combined financial services company (Acadia Trust, N.A., Acadia Financial Services and our own Trust and Investment Department and Cornerstone Financial Services) with over $1.3 billion in assets under administration.

You will be receiving proxy material giving you much more detail about the transaction before a special shareholders’ meeting that will be held to vote on the proposed merger. Camden and Union Bankshares intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a proxy statement/prospectus. You are urged to read these materials when they become available because they will contain important information about Union Bankshares, Camden and the merger.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Camden or Union Bankshares with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, you may obtain free copies of the documents filed with the SEC by Camden by directing a written request to Camden National Corporation, Two Elm Street, Camden, Maine 04843, Attention: Suzanne Brightbill, and free copies of the documents filed with the SEC by Union Bankshares by directing a written request to Union Bankshares Company, 66 Main Street, Ellsworth, Maine 04605, Attention: Terance Fancy.

Camden, Union Bankshares and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Union Bankshares in connection with the merger. Information about the directors and executive officers of Camden and Union Bankshares and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Camden’s directors and executive officers in the proxy statement for Camden’s annual meeting of stockholders filed with the SEC on March 21, 2007. You can find information about Union Bankshares’ directors and executive officers in the proxy statement for Union Bankshares’ annual meeting of shareholders filed with the SEC on May 11, 2007. You can obtain free copies of these documents from the SEC, Camden or Union Bankshares using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Again, thank you for your continued support.

Sincerely,

/s/ Peter A. Blyberg
Peter A. Blyberg
President & CEO

Forward Looking Statements. This shareholder letter contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden and Union Bankshares. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden and Union Bankshares to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: (i) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (ii) failure of the shareholders of Union Bankshares to approve the merger agreement; (iii) failure to obtain governmental approvals of the Merger, or imposition of adverse regulatory conditions in connection with such approvals; (iv) disruptions in the businesses of the parties as a result of the pendency of the Merger; (v) integration costs following the Merger; (vi) changes in general, national or regional economic conditions; (vii) changes in loan default and charge-off rates; (viii) reductions in deposit levels necessitating increased borrowing to fund loans and investments; (ix)

changes in interest rates; (x) changes in laws and regulations; (xi) changes in the size and nature of the parties’ competition; and (xii) changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see Camden’s and Union Bankshares’ filings with the SEC, including their Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this shareholder letter and Union Bankshares does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.